UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 10, 2009

PROSPECT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	005-83363	26-0508760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9130 Galleria Court, Suite 318, Naples, Florida		34109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (239) 254-4481

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2009, Prospect Acquisition Corporation (“we” or the “Company”) received a letter from NYSE Alternext US LLC (the “Exchange”) indicating that the staff of the Exchange’s Corporate Compliance Department (the “Staff”) has determined that the Company is not in compliance with Section 704 of the Exchange’s Company Guide, one of the Exchange’s continuing listing standards, because the Company failed to hold an annual meeting of its stockholders during 2008.

The Staff determination letter stated that, in order to maintain its Exchange listing, the Company must submit a plan of compliance by March 10, 2009 (the “Plan”) advising the Exchange of action it has taken, or will take, that would bring it into compliance with Section 704 of the Company Guide by August 11, 2009 (the “Plan Period”).  We intend to submit a Plan to the Exchange on or before March 10, 2009 in which we will state our intention to hold a meeting of our stockholders on or before August 11, 2009.  After submission of the Plan, management from the Exchange’s Corporate Compliance Department will evaluate the Plan and make a determination as to whether we have made a reasonable demonstration in the Plan of an ability to regain compliance with the continued listing standards by August 11, 2009, in which case the Plan will be accepted.  If the Plan is accepted, we may be able to continue our listing during the Plan Period during which time we will be subject to periodic review to determine whether we are making progress consistent with the Plan.

On February 13, 2009, we issued a press release announcing receipt of the February 10, 2009 Staff determination letter as required by Section 402 of the Company Guide.  A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release dated February 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Acquisition Corp.
(Registrant)

Date: February 13, 2009
/s/ James J. Cahill
(Signature)

	Name:	James J. Cahill
	Title:	Chief Financial Officer